Exhibit 3.13

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is ANS Acquisition, LLC
2.

The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ C. Scott Hisey
Authorized Person(s)

Name:	C. Scott Hisey
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: ANS Acquisition, LLC
2.	The Certificate of Formation of the limited company is hereby amended as follows:

The name of the limited liability company is:

Site Safe, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 4th day of January, A.D., 2018.

By:	/s/ Joseph Kestenbaum
Authorized Person(s)

Name:	Joseph Kestenbaum
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Site Safe, LLC
2.	The Certificate of Formation of the limited company is hereby amended as follows:

The addition of an Article THIRD

THIRD: The place of business is: 475 Sentry Parkway E, Suite 200, Blue Bell, PA 19422.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of December, A.D. 2020.

By:	/s/ Christopher S. Hisey
Authorized Person(s)

Name:	Christopher S. Hisey
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